SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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ETERNITY HEALTHCARE INC.

(Name of Registrant as Specified in its Charter)

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ETERNITY HEALTHCARE INC.

Flat/Rm 1006 10/F, Hang Seng Tsim Sha Tsui Bldg

18 Carnarvon Road

Tsim Sha TsuiI, KL, Hong Kong

INFORMATION STATEMENT

(Dated February 1, 2018)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS, STOCKHOLDERS OWNING A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED AN AMENDMENT TO OUR ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF 10,000,000 SHARES OF PREFERRED STOCK BY OUR BOARD OF DIRECTORS IN ONE OR MORE SERIES, WITH SUCH DESIGNATIONS, POWERS, PRIVILEGES, RIGHTS, QUALIFICATIONS AND LIMITATIONS AS OUR BOARD OF DIRECTORS MAY DETERMINE, AND INCREASING THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE FROM 300,000,000 to 1,000,000,000.  A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

CHARTER AMENDMENT

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on January 18, 2018 (the “Record Date”) of the common stock, par value $0.001 per share (“Common Stock”), of Eternity Healthcare Inc., a Nevada corporation (“we, “our” or the “Company”), in connection with an amendment to Article 3 of our Articles of Incorporation authorizing the issuance of 10,000,000 shares of preferred stock by our Board of Directors in one or more series, with such designations, powers, privileges, rights, qualifications and limitations as our Board of Directors may determine, and increasing the number of shares of common stock we are authorized to issue from 300,000,000 to 1,000,000,000 (the “Charter Amendment”).

The Charter Amendment was adopted and approved by unanimous written consent in lieu of a meeting of our Board of Directors dated as of January 18, 2018 and by written consent in lieu of a meeting of stockholders signed by Team Youn Bio Medicine International Corp. Limited, the record owner of 137,880,173 shares of our common stock, representing approximately 80.60% of our outstanding shares of common stock as of the Record Date (the “Stockholder Consent”). We had 171,058,437 shares of common stock outstanding as of the Record Date.

The approval of the Charter Amendment by a written consent in lieu of a meeting of stockholders signed by the holder(s) of a majority of our outstanding shares of common stock is sufficient under Section 78.320 of the Revised Nevada Statutes (“NRS”). Accordingly, no proxy of our stockholders will be solicited for a vote on the Charter Amendment and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Charter Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the Charter Amendment may not be effected prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date. The Charter Amendment is also subject to approval by the Financial Regulatory Authority.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Change in Control

On August 31, 2017, the owners of 54,933,373 shares, representing approximately 76.04% of our outstanding shares of common stock, including the president, chief executive officer and director of our company, sold their shares to Team Youn Bio Medicine International Corp. Limited, a China based company (“Team Youn”). Contemporaneously with the sale, we sold our wholly owned subsidiary, Eternity Health Care Inc., a Canadian Federal corporation, extra-provincially registered in British Columbia (“Eternity BC”), to our former president, chief executive officer and director of our company, and assigned to him certain intellectual property and technology owned by us related to the development, testing and manufacture of our medical device needle free injection technology, together with all “know-how” and other proprietary rights of our company related thereto (the “IP Rights”) for a total purchase price of $CDN100,000 (equivalent to $US80,000). Payment of the purchase price for the shares of the subsidiary and the IP Rights was made by crediting an equal amount against the $CDN1,163,966 ($US941,303) indebtedness owed to our former president, chief executive officer and director for advances made to pay operating expenses. Our remaining $CDN 1,063,966 ($US 861,303) of indebtedness to our former president, chief executive officer and director was assigned to Team Youn.

On January 16, 2018, we issued 82,946,800 shares of our common stock to Team Youn upon conversion of $CDN 1,063,966 (approximately $USD 829,468, 1 CAD to 0.7796 USD) at a conversion price of $0.01 per share. Team Youn now owns 137,880,173 shares of our common stock, representing approximately 80.60% of our outstanding shares of common stock.

Security Ownership

The following table sets forth information concerning beneficial ownership of our common stock as of January 18, 2018 (the “Record Date”), by (i) any person or group with more than 5% of our common stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options, warrants and other convertible securities anticipated to be exercisable or convertible at or within sixty days of the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person. As of the Record Date, we had outstanding 171,058,437 shares of common stock.

To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Name of Stockholder	Number of Shares	Percent of Shares
Directors and Executive Officers:
Wei Tao Wang(1)	137,880,173	80.60%
Team Youn Bio Medicine International Corp. Limited
All directors and executive officers as a group	137,880,173	80.60%

Owner of More than 5% of Outstanding Shares:

Team Youn	137,880,173	80.60%

(1) Bin Wang is the owner of all of the outstanding equity of Team Youn Bio Medicine International Corp. Limited. Bin Wang is the father of Wei Tao Wang, the President, Chief Executive Officer and Director of our Company. The address of Team Youn is Flat/Rm 1006 10/F, Hang Seng Tsim Sha Tsui Bldg, 18 Carnarvon Road, Tsim Sha TsuiI, KL, Hong Kong.

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CHARTER AMENDMENT

Introduction

Under our Articles of Incorporation we are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. As of the Record Date, we had outstanding 171,058,437 shares of common stock. By unanimous written consent in lieu of a meeting of our Board of Directors dated as of January 18, 2018, for the reasons discussed below, our Board of Directors adopted, subject to approval of our stockholders, an amendment to Article 3 of our Articles of Incorporation authorizing the issuance of 10,000,000 shares of preferred stock by our Board of Directors in one or more series, with such designations, powers, privileges, rights, qualifications and limitations as our Board of Directors may determine (“blank check” preferred stock), and increasing the number of shares of common stock we are authorized to issue from 300,000,000 to 1,000,000,000 shares (the “Charter Amendment”). The Charter Amendment was approved by written consent in lieu of a meeting of stockholders signed by Team Youn Bio Medicine International Corp. Limited, the record owner of 137,880,173 shares of our common stock, representing approximately 80.60% of our outstanding shares of common stock as of the Record Date. A copy of the Certificate of Amendment to Articles of Incorporation is annexed as Appendix A to this Information Statement.

The Charter Amendment gives our Board of Directors authority to issue up to 10,000,000 shares of “blank check” preferred stock from time to time in one or more series, pursuant to resolutions adopted by the Board in accordance with Section 78.196 of the Nevada Revised Statutes, each having the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued series of preferred stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding, without the delay attendant to obtaining stockholder approval for such issuance. The Charter Amendment also increases the number of authorized shares of common stock we may issue without further stockholder approval from 300,000,000 to 1,000,000,000.

Our Board of Directors believes that it is necessary, and in the best interests of our company and its stockholders, to authorize the issuance by the Board of Directors, without further stockholder approval, of up to 10,000,000 shares of “blank check” preferred stock and to increase the number of authorized shares of common stock we may issue to 1,000,000, to enable it to respond quickly to opportunities to raise capital in public or private offerings, as well as to enable it to act with flexibility to issue shares of preferred stock with particular terms and shares of common stock in connection with strategic acquisitions and other favorable opportunities that may arise to enhance our capital structure.

The purpose of authorizing the Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of a series of preferred stock with dividend, voting and conversion rights and liquidation preferences established by the Board of Directors, or additional shares of common stock, may be appropriate for a financing, business acquisition opportunity, debt restructurings or other favorable opportunities that may arise to enhance our capital structure where there is a sense of urgency.

We have no present arrangements, agreements or understandings for the issuance of preferred stock or the use of the additional shares of common stock proposed to be authorized. No additional action or authorization by the stockholders would be necessary prior to the issuance of any preferred stock or additional shares of common stock, unless required by applicable law.

Effect of Charter Amendment on Current Stockholders

None of the rights of the holders of our common stock are being changed as a result of the adoption of the Charter Amendment. Depending upon the dividend, voting and conversion rights, as well as the liquidation preferences, established by the Board of Directors with respect to a series of preferred stock or the circumstances under which those shares of preferred stock or common are issued, such issuances could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

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We have not entered into any agreements and do not have any understanding or arrangements for any particular business combination and we do not have any plans, arrangements or understandings, written or oral, to issue any of the shares of preferred stock or common stock that will be newly available as a result of the adoption of the Charter Amendment. The issuance in the future of preferred stock or common stock as a result of the adoption of the Charter Amendment may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of common stock. The issuance of preferred stock or the increase in the number of authorized but unissued shares of our common stock authorized by the Charter Amendment may be construed as having an anti-takeover effect by permitting the issuance of such securities to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions our Articles of Incorporation, as amended, or bylaws.

Anti-Takeover Effects

Although the adoption of the Charter Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of “blank check” preferred stock and an increase in the number of authorized but unissued shares of common stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of our company more difficult or time-consuming. For example, shares of preferred stock or common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of our company. In certain circumstances, the issuance of preferred Stock or common stock without further action by the stockholders may have the effect of delaying or preventing a change in control of our company, may discourage bids for our common stock at a premium over the prevailing market price and may adversely affect the market price of our common stock. As a result, the issuance of preferred stock and increasing the number of authorized but unissued authorized shares of our common stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over our company or of any present attempt to acquire a large block of our common stock.

No Dissenter or Appraisal Rights

Stockholders do not have any dissenter or appraisal rights in connection with the Charter Amendment under Nevada law.

AVAILABLE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC’s web site, http://www.sec.gov. The SEC’s web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC.  You can also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

By order of the Board of Directors,

/s/ Wei Tao Wang
Wei Tao Wang Chairman of the Board

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 Appendix A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Eternity Healthcare Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended in its entirety to read as follows:

“3. Authorized Stock:

The Corporation shall be authorized to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”), and 10,000,000 shares shall be shares of Preferred Stock, $0.001 par value (“Preferred Stock”). See Attachment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

a majority of voting power

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

ATTACHMENT TO

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ETERNITY HEALTHCARE INC.

Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to fix by resolution or resolutions the classes, series, and number of each class or series of stock as provided in Nevada Revised Statutes (“NRS”) 78.195, 78.1955, and 78.196, as well as prescribe the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued class or series of Preferred Stock; to fix the number of shares constituting such class or series; and to increase or decrease the number of shares of any such class or series, but not below the number of shares thereof then outstanding.

Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.

 A-2